Exhibit 99.1

NEWS RELEASE

Contacts:

Main Street Capital Corporation

Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com

Jesse E. Morris, CFO & COO, jmorris@mainstcapital.com

713-350-6000

Dennard Lascar Investor Relations

Ken Dennard / ken@dennardlascar.com

Zach Vaughan / zvaughan@dennardlascar.com

713-529-6600

Main Street Announces Preliminary Estimate of Fourth Quarter 2021 Operating Results

Announces Federal Tax Treatment of 2021 Dividends

Announces Fourth Quarter and Full Year 2021 Earnings Release and Conference Call Schedule

HOUSTON – January 19, 2022 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street” or the “Company”) is pleased to announce its preliminary operating results for the fourth quarter of 2021, the tax treatment of its 2021 dividends and its fourth quarter and full year 2021 earnings release and conference call schedule.

Main Street is providing this update to our stakeholders on our fourth quarter 2021 operating results since the year-end financial reporting cycle includes an extra month between the reporting of our results for the third quarter in early November 2021 and the scheduled reporting of our results for the fourth quarter and full year 2021 in late February 2022.

In commenting on the Company’s operating results for the fourth quarter of 2021, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very pleased with our fourth quarter results, which capped off a record year for Main Street on several key performance indicators.  We believe that these results demonstrate the continued strength of our overall platform, the benefits of our differentiated and diversified investment strategies and the quality of our portfolio companies.  Our unique lower middle market investment strategy continues to provide benefits with record fourth quarter and full year gross originations of approximately $315 million and $560 million, respectively.

We also produced record fourth quarter and full year net originations in our private loan investment strategy of approximately $290 million and $350 million, respectively.  In addition, the quality and significant value of our lower middle market portfolio companies was again substantiated through three additional successful exits in the fourth quarter, resulting in total net realized gains from our lower middle market investment portfolio of approximately $23 million for the fourth quarter and approximately $40 million for the year.  The investment activity in our lower middle market and private loan investment strategies resulted in a net increase in our total investment portfolio of approximately $740 million on a cost basis during the year, to a record total investment portfolio of approximately $3.3 billion on a cost basis at year end.”

Mr. Hyzak continued, “The benefits of our record investment activity, combined with continued positive performance and significant benefits from our existing investment portfolio, resulted in another strong quarter and a record year for distributable net investment income, with distributable net investment income exceeding the monthly dividends paid to our shareholders by approximately 20% or more for the quarter and approximately 12% for the year.  Our operating performance in the fourth quarter also resulted in quarterly return on equity on an annualized basis of over 20%.  As we previously announced in November 2021, the continued positive performance and momentum across our platform has resulted in two sequential quarterly increases in our regular monthly dividends in the fourth quarter of 2021 and the first quarter of 2022, and a supplemental dividend payment in December 2021, allowing us to deliver significantly increased value to our shareholders from our 2021 results.”

Preliminary Estimates of Fourth Quarter 2021 Results

Main Street’s preliminary estimate of fourth quarter 2021 net investment income is $0.71 to $0.73 per share.  Main Street’s preliminary estimate of fourth quarter 2021 distributable net investment income (“DNII”), which is net investment income before non-cash, share-based compensation expense, is $0.75 to $0.77 per share.(1)

Main Street’s preliminary estimate of net asset value (“NAV”) per share as of December 31, 2021 is $25.24 to $25.30.  After adjustment for the supplemental dividend of $0.10 per share paid in December 2021, this represents an increase of approximately $1.07 to $1.13 per share, or 4.4% to 4.7%, from the NAV per share of $24.27 as of September 30, 2021.  The estimated increase in NAV per share is primarily due to net unrealized appreciation relating to our Lower Middle Market (“LMM”) portfolio investments and the accretive impact from equity issued under our at-the-market equity issuance program.

Investment Portfolio Activity

The Company’s fourth quarter of 2021 operating activities include the following investment activity in its LMM, private loan and middle market investment strategies:

●	$316.3 million in total LMM portfolio investments, including investments totaling $195.4 million in 6 new LMM portfolio companies, which after aggregate repayments of debt principal and return of invested equity capital from several LMM portfolio investments resulted in a net increase of $209.7 million in the cost basis of our LMM investment portfolio;
●	a net increase of $290.7 million in the cost basis of our private loan investment portfolio; and
●	a net decrease of $16.4 million in the cost basis of our middle market investment portfolio.

Federal Tax Treatment of 2021 Dividends

Main Street has posted information regarding the U.S. federal income tax characteristics of its dividends that are attributable to 2021 on its website under “2021 Form 1099 Information” (http://ir.mainstcapital.com/tax-information).(2)  Main Street paid dividends totaling $2.575 per share that are attributable to 2021 for tax purposes, with approximately 27% of such dividends taxed as qualified dividends, predominantly related to dividends paid in the fourth quarter of 2021, and approximately 73% taxed as ordinary income.  Qualified dividends paid to non-corporate taxpayers (including individuals) qualify for favorable tax treatment under the Internal Revenue Code (“IRC”) and, for 2021, will generally be subject to a maximum 20% U.S. federal income tax rate (plus a 3.8% Medicare surtax, if applicable).

Federal Tax Treatment of 2021 Dividends – Non-U.S. Shareholders

Non-U.S. resident and foreign corporation shareholders (“Non-U.S. Shareholders”) in a Regulated Investment Company (“RIC”), such as Main Street, are exempt from U.S. withholding tax on both “interest-related” dividends and short-term capital gains in accordance with the IRC Sections 871(k) and 881(e).  In addition, Non-U.S. Shareholders in a RIC are also exempt from U.S. withholding tax on long-term capital gains. Main Street paid dividends totaling $2.575 per share that are attributable to 2021 for tax purposes, with approximately 36% of such dividends relating to “interest-related” dividends and short-term capital gains. See the “Tax Treatment of 2021 Dividends for Non-U.S. Shareholders” posted on Main Street’s website for more details (http://ir.mainstcapital.com/tax-information).(2)

To the extent Non-U.S. Shareholder taxes were withheld on dividends distributed, this information may be considered in connection with any claims for refund of taxes made with the U.S. Internal Revenue Service.  Non-U.S. Shareholders should contact their tax advisor with any questions regarding this information.

Fourth Quarter and Full Year 2021 Earnings Release and Conference Call Scheduled

Main Street’s fourth quarter and full year 2021 results will be released on Thursday, February 24, 2022, after the financial markets close.  In conjunction with the release, Main Street has scheduled a conference call, which will be broadcast live via phone and over the Internet, on Friday, February 25, 2022, at 10:00 a.m. Eastern time.  Investors may participate either by phone or audio webcast.(2)

By Phone:	Dial 412-902-0030 at least 10 minutes before the call. A replay will be available through March 4, 2022 by dialing 201-612-7415 and using the access code 13726436#.

By Webcast:

Connect to the webcast via the Investor Relations section of Main Street’s website at www.mainstcapital.com.  Please log in at least 10 minutes in advance to register and download any necessary software.  A replay of the conference call will be available on Main Street’s website shortly after the call and will be accessible for approximately 90 days.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties.  MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of fourth quarter and full year 2021 financial information and results, are based on current conditions and information available to Main Street as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

The preliminary estimates of fourth quarter and full year 2021 financial information and results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain.  The preliminary estimates are subject to completion of Main Street’s customary year-end closing and review procedures and third-party audit, including the determination of the fair value of Main Street’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s year-end closing and review procedures and third-party audit, and Main Street’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2021 may differ from this information, and any such differences may be material.  In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter and full year periods ended December 31, 2021 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full fourth quarter and full year 2021 results when such results are disclosed by Main Street in its Annual Report on Form 10-K for the year ended December 31, 2021.  The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Neither this press release nor the 2021 Form 1099 Information or the Tax Treatment of 2021 Dividends for Non-U.S. Shareholders information referenced above is intended to constitute tax, legal, investment, or other professional advice. This is general information and reference should be made to your 2021 Form 1099-DIV for tax reporting purposes. Shareholders should receive their 2021 Form 1099-DIVs by mid-February 2022 (generally from their brokers) and should consult a tax advisor for tax guidance pertinent to their specific facts and circumstances. If you did not hold Main Street stock for all of calendar year 2021, your 1099-DIV will only reflect the tax characteristics for the portion of the year you owned Main Street stock.

Main Street has an existing effective shelf registration statement on Form N-2 on file with the Securities and Exchange Commission relating to the offer and sale from time to time of its securities.  Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing in any of Main Street’s securities.  The prospectus included in the shelf registration statement, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing.  A copy of the prospectus and any related prospectus supplement may be obtained by contacting Main Street.

(1)Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature.  Main Street believes presenting distributable net investment income per share is useful and appropriate supplemental disclosure for analyzing its financial performance since share-based compensation does not require settlement in cash.  However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP.  Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance.  In order to reconcile estimated distributable net investment income per share to estimated net investment income per share in accordance with U.S. GAAP for the fourth quarter of 2021, $0.04 to $0.05 per share of estimated share-based compensation expense is added back to calculate estimated distributable net investment income per share.

(2)No information contained on our website or disclosed on the February 25, 2022 conference call, including the webcast and the archived versions, is incorporated by reference into this press release or any of our filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.